Exhibit 10.3

FORM OF CLEAN DIESEL TECHNOLOGIES, INC.

NOTICE OF GRANT OF STOCK OPTION

(For US Participant)

Clean Diesel Technologies, Inc. (the “Corporation”) has granted to the Participant an option (the “Option”) to purchase certain shares of common stock pursuant to the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), as follows:

Participant:	______________	Grant ID:	______________
Date of Grant:	______________
Number of Option Shares:	______________, subject to adjustment as provided by the Option Agreement.
Exercise Price:	$_____________
Vesting Start Date:	______________
Option Expiration Date:	The tenth anniversary of the Date of Grant
Option Exercisability:	Exercisable only at such time and to the extent vested.
Tax Status of Option:	______________ Stock Option.
Vested Shares:

Except as provided in the Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio”  determined as of such date, as follows:

Vested Ratio
	Prior to first anniversary of Vesting Start Date ...........................		0
	On the first anniversary of Vesting Start Date (“Initial Vesting Date”)...................................................................................		1/3
Plus
	On the second anniversary of Vesting Start Date.......................		1/3
Plus
	On the third anniversary of Vesting Start Date............................		1/3
Superseding Agreement:	None

By their signatures below or by electronic acceptance or authentication in a form authorized by the Corporation, the Corporation and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the applicable Option Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan and the Option Agreement are available for review upon request at the Corporation’s offices and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the applicable Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

Clean diesel technologies, INC.	PARTICIPANT

By: _____________________________________________	___________________________________________
[officer name]	Signature
[officer title]	___________________________________________
Date
Address:	___________________________________________
Address
___________________________________________

ATTACHMENTS:    Stock Incentive Plan, as amended to the Date of Grant; Option Agreement and Plan Prospectus

Clean diesel technologies, INC.

STOCK OPTION AGREEMENT

(For US Participant)

Clean Diesel Technologies, Inc. (the “Corporation”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain Shares upon the terms and conditions set forth in the Grant Notice and this Option Agreement.  The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of Shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.                  Definitions and Construction.

1.1              Definitions.   Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)    “Cause” means (i) Participant’s conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (ii) Participant’s breach of any of the terms or conditions of, or the failure to perform any covenant contained in, the Company’s Employee Handbook or Code of Business Conduct and Ethics, as modified from time to time, or (c) Participant’s violation of reasonable instructions or policies established by the Company with respect to the operation of its business and affairs or Participant’s failure to carry out the reasonable instructions required in connection with his or her Service; provided, however, that if the Participant is party to an employment agreement with the Company that defines such term, “Cause” shall have the meaning assigned to it by such employment agreement.

(b)     “Retirement”  means termination of a Participant’s Service by retirement under the normal, mandatory, early and applicable age plus service or other provision of the applicable retirement plan of the Corporation or, if there shall be no such plan, then under such procedures as the Corporation may from time to time establish.

(c)    “Service” means a Participant’s employment or service with the Corporation, whether as an Employee, Non-Employee Director, consultant or advisor.  Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Corporation for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation.  However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Option Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be the Corporation.  Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

1.2              Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                  Tax Consequences.

2.1              Tax Status of Option.   This Option is intended to have the tax status designated in the Grant Notice.

(a)    Incentive Stock Option.   If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Corporation does not represent or warrant that this Option qualifies as such.  The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  (NOTE TO PARTICIPANT: If the Option is exercised more than ninety (90) days after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b)   Nonstatutory Stock Option.  If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2              ISO Fair Market Value Limitation.  If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Corporation, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options.  For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value per Share is determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.  If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.  (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Corporation) is greater than $100,000, you should contact the Chief Financial Officer of the Corporation to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.                  Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Corporation in the administration of the Plan or the Option shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option.  Any officer of the Corporation shall have the authority to act on behalf of the Corporation with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Corporation herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.                  Exercise of the Option.

4.1              Right to Exercise.   Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

4.2              Method of Exercise.   Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Corporation.  An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Corporation or an authorized representative of the Corporation (including a third-party administrator designated by the Corporation).  In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Corporation, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Corporation may permit, to the Corporation, or an authorized representative of the Corporation (including a third-party administrator designated by the Corporation).  Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each Exercise Notice must be received by the Corporation prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased.  The Option shall be deemed to be exercised upon receipt by the Corporation of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3              Payment of Exercise Price.

(a)    Forms of Consideration Authorized.   Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Corporation and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.

(b)   Limitations on Forms of Consideration.  The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i)                 Cashless Exercise.  A “Cashless Exercise”  means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Corporation providing for the assignment to the Corporation of the proceeds of a sale or loan with respect to Shares acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii)               Net-Exercise.   A “Net-Exercise”  means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Corporation will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Corporation in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued.  Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Corporation for payment of the aggregate Exercise Price.

(iii)             Stock Tender Exercise.  A “Stock Tender Exercise”  means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Corporation, or attestation to the ownership, in a form acceptable to the Corporation of whole Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Corporation in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value.  A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s stock.  If required by the Corporation, the Option may not be exercised by tender to the Corporation, or attestation to the ownership, of Shares unless such shares either have been owned by the Participant for a period of time required by the Corporation (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Corporation.

4.4              Tax Withholding.

(a)    In General.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Corporation), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Corporation, if any, which arise in connection with the Option.  The Corporation shall have no obligation to deliver Shares until the tax withholding obligations of the Corporation have been satisfied by the Participant.

(b)   Withholding in Shares.   The Corporation shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Corporation’s tax withholding obligations upon exercise of the Option by deducting from the Shares otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Corporation as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

4.5              Beneficial Ownership of Shares; Certificate Registration.   The Participant hereby authorizes the Corporation, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6              Restrictions on Grant of the Option and Issuance of Shares.   The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Corporation, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

4.7              Fractional Shares.   The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

5.                  Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.                  Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.                  Effect of Termination of Service.

7.1              Option Exercisability.  The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a)    Total Disability or Retirement.   If the Participant’s Service terminates because the Participant becomes Totally Disabled or because of Retirement, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the Option Expiration Date. However, in the case of Total Disability, shares not exercised prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, will lose their favorable tax treatment and will be treated as a Non-Qualified Stock Option.

(b)   Death.   If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s Beneficiary at any time prior to the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service

(c)    Termination for Cause.  Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d)   Other Termination of Service.   If the Participant’s Service terminates for any other reason, except Total Disability, Retirement, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2              Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.                  Effect of Change in Control.

In the event of a Change in Control, except to the extent that the Board determines to cash out the Option in accordance with Section 8.2(c) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Corporation’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock.  For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each Share subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.

9.                  Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Corporation and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the common stock of the Corporation (“Stock”) effected without receipt of consideration by the Corporation, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Corporation, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option.  For purposes of the foregoing, conversion of any convertible securities of the Corporation shall not be treated as “effected without receipt of consideration by the Corporation.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent.  In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the Stock subject to the Option.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

10.              Rights as a Stockholder, Director, Employee, Consultant or Advisor.

The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Corporation and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of the Corporation or interfere in any way with any right of the Corporation to terminate the Participant’s Service as a Director, Employee, consultant or advisor, as the case may be, at any time.

11.                  Notice of Sales Upon Disqualifying Disposition.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement.  In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the Chief Financial Officer of the Corporation if the Participant disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Corporation with a description of the circumstances of such disposition.  Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Corporation, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant.  At any time during the one-year or two-year periods set forth above, the Corporation may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Corporation’s stock to notify the Corporation of any such transfers.  The obligation of the Participant to notify the Corporation of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.              Legends.

The Corporation may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Corporation, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”).  IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO [INSERT DISQUALIFYING DISPOSITION DATE HERE].  SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY.  THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”

13.              Miscellaneous Provisions.

13.1          Termination or Amendment.  The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

13.2          Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

13.3          Binding Effect.  This Option Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s  heirs, executors, administrators, successors and assigns.

13.4          Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Corporation, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)    Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Corporation provided generally to the Corporation’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Corporation, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Corporation or to such third party involved in administering the Plan as the Corporation may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Corporation intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Corporation.

(b)   Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Corporation, the delivery of the Grant Notice and Exercise Notice, as described in Section 13.4(a).  The Participant acknowledges that he or she may receive from the Corporation a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Corporation by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Corporation or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Corporation of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).

13.5          Integrated Agreement.  The Grant Notice, this Option Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Corporation with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Corporation with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

13.6          Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13.7          Counterparts.   The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.